U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2013

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on December 19, 2012, our Board of Directors (the “Board”) approved the amendment and restatement of our second amended and restated bylaws, pursuant to Third Amended and Restated Bylaws of BRE Properties Inc. (the “Third Bylaws”). The bylaw amendments made pursuant to the Third Bylaws included, among other things, an increase in the required threshold for stockholders to call a special meeting, from 25% of the votes entitled to be cast at such meeting to a majority of the votes entitled to be cast.

The amendments included in the Third Bylaws involved a comprehensive overall modernization of the Company’s bylaws and were designed to bring these provisions generally in line with the current governance provisions of a significant majority of publicly-traded real estate investment trusts, as well as several of our direct multi-family REIT peers. The Company’s bylaws had not previously undergone significant revision in several decades.

In response to investor feedback regarding the increase in the required threshold for stockholders to call a special meeting, and as part of the Board’s ongoing commitment to maintain a strong shareholder-friendly corporate governance structure, on April 4, 2013, the Board approved an amendment to the Third Bylaws (the “First Amendment to the Third Bylaws”) to reduce the required threshold from a majority of the votes entitled to be cast at such meeting, to 25% of the votes entitled to be cast.

In addition, the Board committed to adopt promptly a corporate governance policy to provide that the Board shall not take action to increase the required threshold for stockholders to call a special meeting above 25% without the prior approval of at least a majority of the votes cast in favor of such action at a meeting of stockholders duly called and at which a quorum is present.

The foregoing description of our First Amendment to the Third Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of our First Amendment to Third Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	First Amendment to Third Amended and Restated Bylaws of BRE Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: April 9, 2013	By:	/s/ Kerry Fanwick
	Name:	Kerry Fanwick
	Its:	Executive Vice President, General Counsel and Secretary

Exhibit Number	Description

3.1	First Amendment to Third Amended and Restated Bylaws of BRE Properties, Inc.